                          ARTICLES OF INCORPORATION

                                      OF

                           NEW FRONTIER MEDIA, INC.

     The undersigned, acting as the incorporator of a corporation to be incorporated under the laws of the State of Colorado, adopts these Articles of Incorporation.

                                  ARTICLE I.
                                    NAME

     The name of the Corporation is New Frontier Media, Inc.

                                  ARTICLE II.
                             AUTHORIZED CAPITAL

     The Corporation shall have authority to issue 10,000,000 shares of common stock which shall be without par value per share and which shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon dissolution.

                                  ARTICLE III.
                                AGENT--OFFICES

     A. INITIAL REGISTERED AGENT. The street address of the initial registered office of the Corporation is 1535 Grant Street, Suite 140, Denver, Colorado 80203, and the name of its initial registered agent at that address is Search Company International. The written consent of the initial registered agent to the appointment as such is stated below.

     B. INITIAL PRINCIPAL OFFICE. The address of the Corporation's initial principal office is 11050 Walnut Street, Suite 301, Boulder, Colorado 80302.

                                  ARTICLE IV.
                                 INCORPORATOR

     The name and address of the incorporator is Melody Egge, an individual, 4601 DTC Blvd., Suite 1050, Denver, Colorado 80237.

                                  ARTICLE V.
                                PURPOSE--POWERS

     A. PURPOSE. The purpose for which the Corporation is organized is to transact any lawful business or businesses.


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     B. POWERS. The Corporation shall have and may exercise all powers and rights granted or otherwise provided, including, but not limited to, all powers necessary or convenient to effect the Corporation's purpose.


                                  ARTICLE VI.
                                PREEMPTIVE RIGHTS

     No shareholder of the Corporation shall be entitled as of right to acquire additional unissued shares of the Corporation or securities convertible into such shares or carrying a right to subscribe for or to acquire such shares.

                                  ARTICLE VII.
                                BOARD OF DIRECTORS

     The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors. The directors shall be elected at each annual meeting of the shareholders, provided that vacancies may be filled by election by the remaining directors, though less than a quorum, or by the shareholders at a special meeting called for that purpose. Despite the expiration of his or her term, a director continues to serve until his or her successor is elected and qualifies.

     The names and addresses of the members of the initial board of directors are as follows:



      NAME                           ADDRESS

      Mark Kreloff                   1050 Walnut Street, Suite 301
                                     Boulder, Colorado 80302

      Michael Weiner                 1050 Walnut Street, Suite 301
                                     Boulder, Colorado 80302

      Stephen Cherner                1050 Walnut Street, Suite 301
                                     Boulder, Colorado 80302


                                  ARTICLE VIII.
                                CUMULATIVE VOTING

     Cumulative voting shall not be permitted in the election of directors.


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                                  ARTICLE IX.
                      LIMITATION ON DIRECTOR LIABILITY

     There shall be no personal liability, either direct or indirect, of any director of the Corporation to the Corporation or to its shareholders for monetary damages for any breach or breaches of fiduciary duty as a director; except that this provision shall not eliminate the liability of a director to the Corporation or to its shareholders for monetary damages for any breach, act, omission or transaction as to which the Colorado Business Corporation
Act or any successor law (as in effect from time to time) prohibits expressly the elimination of liability. This provision shall not eliminate the liability of a director to the Corporation or to its shareholders for monetary damages for any act or omission occurring prior to the date when this provision becomes effective (which is the date of the Corporation's incorporation). This provision shall not limit the rights of directors of the Corporation for indemnification or other assistance from the Corporation. Any repeal or modification of the foregoing provisions of this Article shall not affect adversely any elimination of liability, right or protection of a director of the Corporation with respect to any breach, act, omission or transaction of such director occurring prior to the time of such repeal or modification.

                                  ARTICLE X.
                               INDEMNIFICATION

     The Corporation may indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against any liability and expense (including attorneys' fees) incurred by reason of the fact that such person is or was a director, officer, employee, fiduciary, or agent of the Corporation or, while serving as a director, officer, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan to the extent and in the manner provided in any bylaw, resolution of the directors, resolution of the shareholders, contract, or otherwise, so long as such indemnification is legally permissible.


                                  ARTICLE XI.
              QUORUM AND VOTING REQUIREMENTS FOR SHAREHOLDERS' MEETINGS

     A. QUORUM. A majority of the outstanding shares shall constitute a quorum at any meeting of shareholders.

     B. VOTING. Except as is otherwise required by the Colorado Business Corporation Act or any successor law (as in effect from time to time), action on a matter other than the election of directors is approved if a quorum exists and if the votes cast favoring the action exceed the votes cast opposing the action.


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   IN WITNESS WHEREOF, the undersigned incorporator who is a natural person over the age of eighteen years has executed these Articles of Incorporation on July 26, 1995.


                                         /s/ MELODY EGGE
                                         ---------------------------------
                                             Melody Egge, Incorporator









                                        4

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                          CONSENT OF REGISTERED AGENT

   The undersigned initial registered agent of NEW FRONTIER MEDIA, INC. does hereby confirm the address for such agent and consent to such registered agent's appointment as such registered agent, all as set forth in Article III, above, as provided in Section 7-102-102(1)(1) of the Colorado Business Corporation Act.


                                                Search Company International


                                                By: /s/ AUDITHA OREMACHER
                                                    ---------------------------
                                                        Auditha Oremacher







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                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION

   Pursuant to Section 7-110-103 of the Colorado Business Corporation Act, the shareholders and board of directors of National Securities Holding Corporation, a Colorado corporation ("NSHC" or the "Corporation"), hereby adopt the following amendments to the Articles of Incorporation of NSHC:

   1. The name of the Corporation is hereby changed to:

       New Frontier Media, Inc.

   This amendment to the Corporation's Articles of Incorporation was adopted by the NSHC Board of Directors on August 18, 1995, and, upon recommendation of the NSHC Board of Directors, by vote of the NSHC shareholders on September 15, 1995.

   2. The Corporation effected a 1-for-2, 034.66 reverse stock split, whereby every 2,034.66 shares of issued and outstanding NSHC common stock were converted into 1 new share of NSHC common stock.

   This amendment to the Corporation's Articles of Incorporation was adopted by the NSHC Board of Directors on August 18, 1995, and, upon recommendation of the NSHC Board of Directors, by vote of the NSHC shareholders on September
15, 1995.

   3. The Corporation effected a decrease in the number of total authorized shares of NSHC as follows:

      Decrease in the number of common shares authorized, from 1,000,000,000 common shares to 50,000,000 common shares.

      Decrease in the number of preferred shares authorized, from 40,000,000 preferred shares to 5,000,000 preferred shares.

   This amendment to the Corporation's Articles of Incorporation was adopted by the NSHC Board of Directors on August 18, 1995, and, upon recommendation of the NSHC Board of Directors, by vote of the NSHC shareholders on September 15, 1995.

   4. The quorum requirement for shareholders' meetings was reduced to one-third of the issued and outstanding securities of the Corporation entitled to vote on the matter, and the voting requirement o approve any matter at a meeting of shareholders was reduced to a majority of shares represented at such meeting.

   This amendment to the Corporation's Articles of Incorporation was adopted by the NSHC Board of Directors on August 18, 1995, and, upon recommendation of the NSHC Board of Directors, by vote of the NSHC shareholders on September 15, 1995.

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   5. The Corporation's registered office and registered agent were changed to:

      1050 Walnut Street, Suite 301
      Boulder, Colorado 80302
      Registered Agent: Mr. Mark Kreloff

   This amendment to the Corporation's Articles of Incorporation was adopted by the Corporation's Board of Directors on September 15, 1995. Mr. Kreloff's signature below constitutes his assent to act as the Registered Agent for the Corporation.

                                   NEW FRONTIER MEDIA, INC. (formerly
                                   National Securities Holding Corporation):


                                   By: /s/ MARK H. KRELOFF
                                       ---------------------------------------
                                           Mark H. Kreloff, President


                                   By: /s/ MICHAEL WEINER
                                       ---------------------------------------
                                           Michael Weiner, Secretary